Exhibit 23.01
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Cadence Design Systems, Inc.:
     We hereby consent to the incorporation by reference in the registration statements on Form S-3 and S-8 (Nos. 333-145000, 333-20591, 333-15885, 033-53875, 333-159486, 333-150948, 333-149877, 333-145891, 333-144972, 333-135003, 333-132754, 333-132753, 333-124025, 333-119335, 333-116681, 333-115351, 333-115349, 333-108251, 333-105492, 333-105488, 333-105481, 333-104720, 333-103657, 333-103250, 333-102648, 333-101693, 333-101692, 333-88390, 333-87674, 333-85080, 333-82044, 333-75874, 333-65116, 333-56898, 333-69589, 333-33330, 333-93609, 333-85591, 333-69589, 333-71717, 333-65529, 333-61029, 333-40047, 333-34599, 333-27109, 333-18963, 033-53913, 033-48371, 033-43025, 033-34910, 033-32373, 033-22652, and 033-17722) of Cadence Design Systems, Inc., of our report dated June 4, 2010, relating to the financial statements of Denali Software, Inc. as of December 31, 2009, and for the year then ended, appearing in this Current Report on Form 8-K/A of Cadence Design Systems, Inc.
/s/ Mohler, Nixon & Williams
Campbell, California
September 2, 2010